AMP Incorporated and subsidiaries
                                      EX-21
AMP Building Technology, Inc.
Wilmington, Delaware

AMP Investments, Inc.
Wilmington, Delaware

AMP Technologies
Wilmington, Delaware

Connectware, LLC
Santa Clara, California
(Delaware, U.S.A.)

Madison Cable Corporation
Worchester, Massachusetts

The Whitaker Corporation
Wilmington, Delaware

AMP of Canada, Ltd.
Markham, Canada

AMP S. A. Argentina C.I.Y.F.
Buenos Aires, Argentina

Cablesa Sociedad Anonima Industrial Commercial Inmobiliaria Y Agropecuaria Buenos Aires, Argentina

AMP do Brasil Conectores Electricos E Electronicos Ltda.
Sao Paulo, Brazil

Cablesa do Brasil Autopecas Ltda.
Sao Paulo, Brazil

AMP de Chile Conectores Electricos y Electronicos Limitada
Santiago, Chile

AMP de Colombia Ltda.
Bogota, Colombia

AMP de Mexico, S.A.
Mexico City, D.F. Mexico

AMP Amermex, S.A. de C.V.
Hermosillo, Mexico

AMP Osterreich Handelsgesellschaft m.b.H.
Vienna, Austria

AMP Belgium
Zaventem, Belgium
(Branch of AMP-Holland B.V.)

AMP Czech s.r.o.
Kurim, Czech Republic

AMP Danmark
Viby J, Denmark
(Branch of AMP-Holland B.V.)

AMP Eesti AS
Haabneeme, Estonia

AMP Finland Oy
Helsinki, Finland

AMP de France S.A.
Pontois, France

AMP Holding France S.A.S.
Pontoise, France

AMP Societe Industrielle Materiel Electrique S.A.
Gevrey-Chambertin, France

AMP Export S.A.R.L.
Pontoise, France

AMP Deutschland GmbH
Langen, Germany

JITEX Elektrovertrieb GmbH
Wuppertal, Germany

AMP Hellas MEPE
Athens, Greece

AMP of Great Britain Limited
Stanmore, England

M/A-COM LTD.
Dunstable, England

AMP Hungary Manufacturing Co. Ltd.
Esztergom, Hungary

AMP Hungary Trading Co. Ltd.
Budapest, Hungary

AMP Ireland Limited
Dublin, Ireland

AMP Isreal Technology and Communications, Ltd.
Tel-Aviv, Israel

AMP Italia S.p.A.
Collegno, Italy

AMP Italia Products S.p.A.
San Salvo, Italy

AMP-Holland B.V.
's-Hertogenbosch, The Netherlands

AMP Technology Europe B.V.
`s-Hertogenbosch, The Netherlands

AMP Norge AS
Nesbru, Norway

AMP Polska Sp.z o.o.
Warszawa, Poland

Madison Cable Ltd.
Dundee, Scotland

AMP d.o.o., in Slovenia
Ljubljana, Slovenia

AMP Espanola, S.A.
Barcelona, Spain

AMP PORTUGAL-CONECTORES ELECTRICOS E ELECRONICOS LDA
Lisbon, Spain

AMP Products South Africa (Proprietary) Limited
Johannesburg, South Africa

AMP Svenska AB
Stockholm, Sweden

AMP (Schweiz) AG
Steinach, Switzerland

AMP (Schweiz) HFI, AG
Steinach, Switzerland

AMP (Schweiz) Produktions AG
Steinach, Switzerland

DeColletage SA St. Maurice
St. Maurice, Switzerland

AMP Elektrik Elektronik Baglanti Sistemleri Ticaret Limited Sirketi Istanbul, Turkey

AMP China Incorporated
Harrisburg, Pennsylvania
(Delaware, USA)

AMP Qingdao Connectors Co. Ltd.
Qingdao, Peoples' Republic of China

AMP Shunde Connector, Ltd.
Shunde, People's Republic of China

Australian AMP Pty. Ltd.
Sydney, Australia

AMP Products Pacific Limited
Hong Kong

AMP India Pvt. Ltd.
Bangalore, India

AMP Tools (India) Pvt. Ltd.
Cochin, India

AMP (Japan), Ltd.
Kawaskaki-shi, Japan

AMP Technology Japan, Ltd.
Kawasaki, Japan

Carroll Touch International, Ltd.
Tokyo, Japan
(Delaware, U.S.A.)
(Branch of AMP Inc. - Carroll Touch Div.)

AMP Korea
Kyung Sang Buk Do, Korea

AMP Connectors (Malaysia) Sdn. Bhd.
Kuala Lumpur, Malaysia

AMP Products (Malaysia) Sdn. Bhd.
Kuala Lumpur, Malaysia

New Zealand AMP Ltd.
Auckland, New Zealand

AMP Philippines Inc.
Manila, Philippines

AMP Singapore Pte. Ltd.
Singapore

AMP Manufacturing Singapore Pte., Ltd.
Singapore

AMP Taiwan B.V.
Taipei, Taiwan
(The Netherlands)

AMP Manufacturing Taiwan, Ltd.
Hsin-chu, Taiwan

AMP (Thailand) Limited
Bangkok, Thailand


JOINT VENTURES

AMP Shanghai Ltd.
Shanghai, Peoples Republic of China

AMP-AKZO LinLam vof
Arnhem, The Netherlands
(Dutch vof partnership)

Carolina Circuits Company
Greenville, South Carolina

Note: Subsidiaries and joint ventures are incorporated in the country/state of location except where indicated otherwise.